Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-58255,  33-61107,  33-64605,
     33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396,
     333-37536,   333-37542,   333-38580,   333-38586,   333-40258,   333-40260,
     333-46295,   333-47443,   333-47445,   333-47733,   333-52399,   333-56660,
     333-57596,   333-57598,   333-58695,   333-58697,   333-58701,   333-61882,
     333-61886,   333-65703,   333-70447,   333-74313,   333-86127,   333-87619,
     333-71380,  333-72476 and 333-72478 on Form S-8 and 333-67209 and 333-75214
     on Form S-3.


We hereby consent to the incorporation by reference in the above Registration Statements of our report dated February 15, 2002 on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
March 28, 2002